EXHIBIT 99.2

       IceWEB Webcast Reminder Regarding Acquisition of CTC

-CEO, Rob Howe, To Address Shareholders on Thursday, March 7th at 5pm-

Sterling, VA. – March 6th, 2013 - IceWEB, Inc. (IWEB), an award-winning Unified Data Storage appliance provider for cloud and virtual environments that features highly secure, scalable IceBOXTM Private and Hybrid Cloud solutions, is issuing a reminder regarding a webcast to be held tomorrow, Thursday, March 7th, 2013 at 5pm Eastern Time.  The webcast will focus on the acquisition of Computers & Telecomm, Inc.

To access the webcast:  http://events.tvworldwide.com/events/iceweb/130307iceweb.aspx

For more information please call 800-465-4637 or visit www.IceWEB.com. To become part of the Company's e-mail list for industry updates and press releases, please send an e-mail to ir@iceweb.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," "plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934, as amended, or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:

For IceWEB, Inc.
Cynthia DeMonte, 917-273-1717
ir@iceweb.com

Powerpoint Presentation

SAFE HARBOR

This presentation may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," "plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934, as amended, or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Why Now?

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Storage Has Moved Beyond Hardware to the Cloud

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Storage has moved into the cloud faster than anyone in the industry anticipated.

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Providing hardware storage is only a part of the equation today.

The Opportunity Is HUGE

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In order to take advantage of the opportunity in the storage world, we need BOTH the appliance AND the CLOUD

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IceWEB had the hardware and the software, but we needed the cloud component

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Further, the phenomenon known as Bring Your Own Device (BYOD) Is Taking Over in business.  To support BYOD storage and file sharing, we needed MORE.

Comparables—Where Could This Go?

Comparables:

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Terremark—acquired by Verizon for $19 a share, in a deal valued at $1.4 billion

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Equinix:  EQIX  Market Cap $10.5B

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Rackspace:  RAX  Market Cap $7.8B

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Savvis:  Acquired by CenturyLink for $3.5BN

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That’s what makes this move so exciting.

How Do We Get There?

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In order to be a player in Cloud Services, we need:

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Highly Secure Datacenter

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Extremely High Speed Connectivity

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Great Expandability—Customers need to know they won’t outgrow your ability to meet their rapidly expanding requirements for storage and datacenter services

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We Get That With This Acquisition

That’s Why We’re Acquiring CTC

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CTC has:

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Network Access Point:   Direct, high-speed connectivity to 27 Carriers (One of only 16 in the US)

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Vastly expandable datacenter—Ability to expand into 1 million sq. ft. of secure underground space with industry’s lowest cost of operation

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Wireless Internet Service Provisioning

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The whole is greater than the sum of the parts.

The Fit

With This Acquisition . . .

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We’ll ride the exponential growth curve of the $55B  cloud computing Space in 2014

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We’ll have all the capabilities required

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NAP, Datacenter, Hardware, Software

What Happens Next?

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Completion of due diligence

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Auditing financials

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Planning the organizational model

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When will it be complete?

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Estimate 6-10 Weeks

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SEC Reg. FD

“I said we would lead boldly, and I meant it.” – Rob Howe, CEO

Frequently Asked Questions

What is a NAP? It’s like an International Airport Terminal for 27 Internet Carriers.  There are only 16 NAPs in the US.    NAP  -  20% Latency Improvement

Item:  Google chose Kansas City for its Google Fiber Project, bringing gigabit speeds to the home.

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Why does a NAP matter?

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It provides the fastest, most efficient, lowest latency transmissions of data over the public Internet.  That means is it saves customers time and money.

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How big could the datacenter get?

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Initially up to 1 million square feet.

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Why do customers want this?

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Faster, cheaper, better, comprehensive supplier—we’ll have it all.

Send Me Your Questions

questions4rob@iceweb.com